Exhibit 10(b)

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is made effective as of the 29th day of October, 2008 by and among TASTY BAKING COMPANY, a Pennsylvania corporation (“Company”), the direct and indirect subsidiaries of the Company from time to time parties to the Credit Agreement (as defined below) (the “Subsidiary Borrowers” and with the Company, collectively, the “Borrowers”), each lender from time to time party to the Credit Agreement (collectively, the “Lenders” and individually, a “Lender”), and CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer (the “Agent”).

BACKGROUND

A.     Borrowers, Lenders and Agent have previously entered into a certain Credit Agreement dated September 6, 2007, amended by (i) that certain First Amendment to Credit Agreement dated December 12, 2007 and (ii) that certain Second Amendment to Credit Agreement dated July 16, 2008 (as amended and as may be further amended, supplemented or restated from time to time, the “Credit Agreement”), pursuant to which, inter alia, Agent and Lenders agreed to extend to Borrowers certain credit facilities subject to the terms and conditions set forth therein.

B.    Borrowers, Lenders and Agent have agreed to amend the terms of the Credit Agreement in accordance with the terms and conditions hereof.

C.    Capitalized terms used herein and not otherwise defined in this Amendment shall have the meanings set forth therefor in the Credit Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Definitions.

1.1    The pricing grid contained within the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

Applicable Rate

Pricing Level	Operating Leverage Ratio	Unused Commitment Fee	LIBOR Rate + ___________ L/C Fee	Daily LIBOR Rate +
1	<1.0x	0.20%	1.25%	1.25%
2	>1.0x < 2.0x	0.25%	1.75%	1.75%
3	>2.0x < 3.0	0.30%	2.25%	2.25%
4	>3.0x < 4.0x	0.40%	2.75%	2.75%
5	>4.0 x	0.50%	3.25%	3.25%

1.2    The definition of “Daily LIBOR Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended to read, in its entirety, as follows:

““Daily LIBOR Loan” means any Fixed Asset Loan, Swing Line Loan or Working Capital Revolver Loan bearing interest based on the Daily LIBOR Rate plus the applicable basis points specified in the calculation of the Applicable Rate for a Daily LIBOR Loan.”

1.3    The following definitions are hereby added to Section 1.01 of the Credit Agreement in their proper alphabetical order and when used in this Amendment, such terms shall have the following meanings:

““Daily LIBOR Fixed Asset Loan” means a Fixed Asset Loan that is a Daily LIBOR Loan.”

““Daily LIBOR Working Capital Revolver Loan” means a Working Capital Revolver Loan that is a Daily LIBOR Loan.”

1.4    (a) The definition of “Prime Rate” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and all references to the defined term “Prime Rate” contained in the Credit Agreement and Loan Documents are hereby deleted in their entirety and replaced with the defined term “Daily LIBOR Rate”; (b) the definition of “Prime Rate Fixed Asset Loan” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and all references to the defined term “Prime Rate Fixed Asset Loan” contained in the Credit Agreement and Loan Documents are hereby deleted in their entirety and replaced with the defined term “Daily LIBOR Fixed Asset Loan”; (c) the definition of “Prime Rate Loan” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and all references to the defined term “Prime Rate Loan” contained in the Credit Agreement and Loan Documents are hereby deleted in their entirety and replaced with the defined term “Daily LIBOR Loan”; and (d) the definition of “Prime Rate Working Capital Revolver Loan” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and all references to the defined term “Prime Rate Working Capital Revolver Loan” contained in the Credit Agreement and Loan Documents are hereby deleted in their entirety and replaced with the defined term “Daily LIBOR Working Capital Revolver Loan”.

2.    Condition of Fixed Asset Loan; Maximum Funding Cap.  Section 4.04(g) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(g)           Lenders shall have no obligation to make any Fixed Asset Loan advances which would cause the aggregate amount of all advances of Fixed Asset Loans, plus all advances under the Job Bank Term Loan, plus all advances under the MELF Financing, plus all advances under the PIDC Financing to exceed $44,000,000 in total, unless and until Agent has received evidence reasonably satisfactory to Agent that fee simple title to the Navy Yard Property has been conveyed to Landlord pursuant to the terms of the PAID Agreement of Sale.”

2.1    Minimum EBITDA.  Section 6.12(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)           Minimum EBITDA.  Maintain on a consolidated basis EBITDA of at least the amount indicated for each period specified below:

Period	Minimum Amount

From the date hereof through the fiscal quarter ending on or about 09/30/08	$13,000,000

For the fiscal quarter ending on or about 12/31/08	$11,275,000

From the fiscal quarter ending on or about 3/31/09 through the fiscal quarter ending on or about 09/30/09	$15,000,000

From the fiscal quarter ending on or about 12/31/09 through the fiscal quarter ending on or about 09/30/10	$15,250,000

From the fiscal quarter ending on or about 12/31/10 through the fiscal quarter ending on or about 09/30/11	$21,000,000

For the fiscal quarter ending on or about 12/31/11 and for all fiscal quarter thereafter	$25,000,000

The amount will be calculated at the end of each fiscal quarter using the results of the twelve-month period then ended.”

3.    Maximum Operating Leverage Ratio.  Notwithstanding the effective date of this Amendment, effective as of September 27, 2008, Section 6.12(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(c)           Maximum Operating Leverage Ratio.  Maintain on a consolidated basis an Operating Leverage Ratio not exceeding the ratios indicated for each period specified below:

Period	Maximum Ratio

From the date hereof through 12/29/07	3.75 to 1.0

From 12/30/07 through 6/28/08	4.25 to 1.0

From 6/29/08 through 9/28/08	4.90 to 1.0

From 9/29/08 through 12/27/08	6.0 to 1.0

From 12/28/08 through 12/26/09	6.0 to 1.0

From 12/27/09 through 12/25/10	4.75 to 1.0

From 12/26/11 and thereafter	3.75 to 1.0

This ratio will be calculated at the end of each fiscal quarter using the results of the twelve-month period then ended.”

4.    No Prime Rate Loans.  Notwithstanding anything to the contrary set forth in the Loan Agreement, Borrowers shall not request and Lenders shall have no obligation to make or continue any Prime Rate Loans.

5.    Amendment Fee.  As consideration for Agent and Lenders to enter into this Amendment, Borrowers shall pay to Agent, for the account of each Lender in accordance with their respective Applicable Percentages of the Loans, an amendment fee in an amount of $150,000 (the “Amendment Fee”).  The Amendment Fee is due and payable in full upon execution of this Amendment.  Borrowers agree that the Amendment Fee has been fully earned by Agent and Lenders and is non-refundable.

6.    Other References.  All references in the Credit Agreement and all the Loan Documents to the term “Loan Documents” shall mean the Loan Documents as defined therein and this Amendment and any and all other documents executed and delivered by Borrowers pursuant to and in connection herewith.

7.    Covenants and Representations and Warranties.  Borrowers hereby:

7.1    ratify, confirm and agree that the Credit Agreement, as amended by this Amendment, and all other Loan Documents are valid, binding and in full force and effect as of the date of this Amendment, and enforceable in accordance with their terms.

7.2    agree that they have no defense, set-off, counterclaim or challenge against the payment of any sums owed or owing under the Loan Documents or the enforcement of any of the terms of the Loan Documents.

7.3    ratify, confirm and continue all liens, security interests, pledges, rights and remedies granted to Agent for the benefit of Lenders in the Loan Documents and agree that such liens, security interests and pledges shall secure all of the Obligations under the Loan Documents as amended by this Amendment.

7.4    represent and warrant that all representations and warranties in the Loan Documents are true and complete as of the date of this Amendment.

7.5    agree that their failure to comply with or perform any of their covenants or agreements in this Amendment will constitute a Default or an Event of Default under the Loan Documents subject to applicable notice and cure periods set forth in Section 9.01 of the Credit Agreement.

7.6    represent and warrant that no condition or event exists after taking into account the terms of this Amendment which would constitute a Default or an Event of Default.

7.7    represent and warrant that the execution and delivery of this Amendment by Borrowers and all documents and agreements to be executed and delivered pursuant to this Amendment:

(a)    have been duly authorized by all requisite action of Borrowers;

(b)    will not conflict with or result in a breach of, or constitute a default (or with the passage of time or the giving of notice or both, will constitute a default) under, any of the terms, conditions, or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower’s Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; and

(c)    will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrowers under the terms or provisions of any such agreement or instrument, except liens in favor of Lenders.

8.    No Novation or Waiver.  Nothing contained herein constitutes a novation of the Credit Agreement or any of the documents collateral thereto and shall not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Agent and Lenders in the Credit Agreement or any of the other Loan Documents, which liens, security interests, rights or remedies are hereby ratified, confirmed, extended and continued as security for all obligations secured by the Credit Agreement.  Nothing contained herein constitutes an agreement or obligation by Agent or Lenders to grant any further amendments to the Credit Agreement or any of the other Loan Documents.

9.     Inconsistencies.  To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Credit Agreement or the other Loan Documents, the terms and conditions of this Amendment shall prevail.  All terms and conditions of the Credit Agreement and the other Loan Documents not inconsistent herewith, shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

10.    Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

11.    No Third Party Beneficiaries.  The rights and benefits of this Amendment and the Loan Documents shall not inure to the benefit of any third party.

12.    Headings.  The headings of the Sections of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

13.    Severability.  The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

14.    Modifications.  No modifications of this Amendment or any of the Loan Documents shall be binding or enforceable unless done in accordance with Section 11.01 of the Credit Agreement.

15.    Law Governing.  This Amendment has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

16.    Waiver of Right to Trial by Jury.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

17.    Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original without the production of any other counterpart.  Any signature delivered via facsimile or other electronic means shall be deemed an original signature hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BORROWERS:

TASTY BAKING COMPANY

By:	/s/ Eugene P. Malinowski
Name:	Eugene P. Malinowski
Title:	Vice President & Corporate Treasurer

TASTYKAKE INVESTMENT COMPANY

By:	/s/ Eugene P. Malinowski
Name:	Eugene P. Malinowski
Title:	Treasurer

TBC FINANCIAL SERVICES, INC.

By:	/s/ Eugene P. Malinowski
Name:	Eugene P. Malinowski
Title:	Treasurer

TASTY BAKING OXFORD, INC.

By:	/s/ Eugene P. Malinowski
Name:	Eugene P. Malinowski
Title:	Treasurer

AGENT:

CITIZENS BANK OF PENNSYLVANIA, as Administrative Agent, Collateral Agent and L/C Issuer

By:	/s/ W. Anthony Watson
Name:	W. Anthony Watson
Title:	Senior Vice President

CITIZENS BANK OF PENNSYLVANIA, as Lender

By:	/s/ W. Anthony Watson
Name:	W. Anthony Watson
Title:	Senior Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Robert Fratta
Name:	Robert Fratta
Title:	Vice President

SOVEREIGN BANK, as Lender

By:	/s/ Dennis Wasilewski
Name:	Dennis Wasilewski
Title:	Senior Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY, as Lender

By:	/s/ David W. Mills
Name:	David W. Mills
Title:	Vice President